Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-205705, No. 333-197943, No. 333-187599, No. 333-167796 and No. 333-165810) and Form S-3 (No. 333-205026) of SS&C Technologies Holdings, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DST Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

April 2, 2018